UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               FORM 8-K/A (No. 1)

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 2, 2006


                         Calypte Biomedical Corporation
                         ------------------------------
               (Exact name of Company as specified in its charter)


            Delaware                     000-20985              06-1226727
            --------                     ---------              ----------
   (State or Other Jurisdiction         (Commission          (I.R.S. Employer
        of Incorporation)               File Number)          Identification)


             5 Centerpointe Drive, Suite 400, Lake Oswego, OR 97035
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (971) 204-0282


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)


|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On May 2, 2006, the Board of Directors of the Registrant (the "Company") appointed its Chairman and interim Chief Executive Officer, Roger I. Gale, as its President and Chief Executive Officer. On June 28, 2006, the Company entered into an Employment Agreement (the "Agreement") with Mr. Gale, the terms of which were approved by the Compensation Committee of the Company's Board of Directors on June 21, 2006. The Agreement will commence on August 1, 2006 and will continue for a 24-month period. The Agreement will automatically renew for successive 12-month periods, unless it is terminated at least 60 days prior to the expiration of an employment period, in which case it will terminate upon expiration of the then-current employment period. Pursuant to the Agreement, Mr. Gale will receive an annual base salary of $350,000. Upon commencement of the Agreement, Mr. Gale will be awarded 1,500,000 shares of the Company's common stock. Mr. Gale will also be awarded 1,250,000 restricted stock units or similar incentive award within 60 days of the date of the Agreement, which will vest quarterly on a pro rata basis. Mr. Gale will be entitled to receive an annual performance-based bonus of up to 50% of his annual base salary, payable in cash, equity or a combination of the two. Mr. Gale will also be reimbursed for (i) up to $15,000 of personal travel expenses per year, (ii) reasonable relocation expenses incurred in his relocation from London, England to Portland, Oregon,
(iii) housing expenses up to $3,000 per month, (iv) automobile expenses up to $800 per month, (v) up to $2,500 for legal and tax advise in connection with his employment in the United States, and (vi) repatriation expenses upon termination of the Agreement. All entitlements under the Agreement cease upon termination for "cause" by the Company, termination without cause by Mr. Gale and Mr. Gale's death or disability. Termination for "cause" is defined as personal dishonesty, incompetence, failure to adequately perform duties, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule or regulation, conviction of a felony or any material breach of the Agreement. If the Agreement is terminated for any other reason, including, without limitation, termination without cause by the Company and constructive termination, Mr. Gale will be entitled to receive an amount equal to his base salary for a 12-month period, payable in 12 equal monthly installments.

On May 2, 2006, the Company filed a Current Report on Form 8-K reporting the appointment of Mr. Gale as President and Chief Executive Officer. The Company hereby amends that report to include the terms of the Agreement.


                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Lake Oswego, Oregon
      July 5, 2006

                                            Calypte Biomedical Corporation


                                            By: /s/ Theodore R. Gwin
                                                --------------------------
                                                Theodore R. Gwin
                                                Chief Financial Officer